UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐ Soliciting Material Pursuant to §240.14a-12
CareDx, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CAREDX, INC.

ADDITIONAL INFORMATION REGARDING THE
2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2020

The following Notice of Change of Location (this “Notice”) in the form of a concurrent press release relates to the Notice of Annual Meeting of Stockholders and Proxy Statement of CareDx, Inc. (the “Company”), dated April 29, 2020 (collectively, the “Proxy Statement”). This notice is being made available to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 17, 2020. As described below, the Annual Meeting will now be held in a virtual-only meeting format. Except as specifically revised by the information contained herein, this Notice does not revise or update any of the other information set forth in the Proxy Statement.
THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
NOTICE OF CHANGE OF LOCATION
OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
June 17, 2020
Meeting Date: Wednesday, June 17, 2020
Meeting Time: 10:00 a.m., Pacific Time
Meeting Access: Virtual Annual Meeting, http://www.virtualshareholdermeeting.com/CDNA2020
CareDx Announces 2020 Annual Meeting of Stockholders to be Held as a Virtual Meeting
SOUTH SAN FRANCISCO, Calif., June 8, 2020 -- --- CareDx, Inc. (Nasdaq: CDNA) today announced a change to its 2020 Annual Meeting of Stockholders. Due to conditions associated with the impact of the Coronavirus pandemic (COVID-19), including restrictions on in-person gatherings, and in order to support the health and well-being of our stockholders and other meeting participants, CareDx’s 2020 Annual Meeting of Stockholders will be held in a virtual meeting format only.
The previously announced date and time of the Annual Meeting, June 17, 2020 at 10:00 a.m. Pacific Time, will not change. There is also no change to the items of business to be addressed at the Annual Meeting, which are described in CareDx’s proxy materials as previously distributed. As noted above, stockholders may not attend the Annual Meeting in person. Instead, stockholders should follow the instructions provided below to attend the virtual Annual Meeting. Broadridge Financial Solutions, Inc. will host the virtual Annual Meeting.
Stockholders are encouraged to vote their shares prior to the virtual Annual Meeting by any of the methods described in the proxy materials. The proxy card and voting instructions form included with the previously distributed proxy materials will not be updated to reflect the change in the format of the meeting, but they may continue to be used to vote the shares on the proposals to be presented at the virtual Annual Meeting. Stockholders who have previously voted do not need to take any further action.
Instructions to Attend the Virtual Annual Meeting
To access the virtual Annual Meeting, CareDx stockholders should go to http://www.virtualshareholdermeeting.com/CDNA2020. You can log in using one of two options: join as a “Guest” or join as a “Stockholder.” To join as a “Guest,” enter your name and email address; there will be no password. To join as a “Stockholder,” you will be required to have a control number. If you join as a Stockholder, you can vote during the virtual Annual Meeting by following the instructions available on the meeting website.
Record Holders: Holders of record of CareDx common stock at the close of business on April 21, 2020 (i.e., shares held in the holder’s own name in the records of CareDx’s transfer agent, Computershare) can find their control number on their proxy card or Notice of Internet Availability, and enter the virtual Annual Meeting as a “Stockholder.”
Beneficial Owners: Beneficial owners of common stock of CareDx at the close of business on April 21, 2020 (i.e., shares held in the “street name” through an intermediary, such as a bank, broker or other nominee) who wish to vote their shares at the virtual Annual Meeting as a “Stockholder”, must obtain a valid proxy from the beneficial owner’s broker, bank or other agent in whose name the shares are registered.
Please note that if attendees do not have a control number, they may attend as a “Guest,” but will not have the option to vote their shares or ask questions at the virtual Annual Meeting.
About CareDx
CareDx, Inc., headquartered in South San Francisco, California, is a leading precision medicine solutions company focused on the discovery, development and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey, and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
CONTACTS:
CareDx, Inc.
Sasha King
Chief Marketing Officer
415-287-2393
sking@caredx.com

Investor Relations
Greg Chodaczek
646-924-1769
investor@caredx.com